EXHIBIT 32.3

         CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Link Plus Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patricia E. Jones, Secretary/Treasurer (Principal Financial Officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act, that:

(1)	The Report fully complies with Section 13(a) or 15(d) of
        the Securities Exchange Act of 1934; and

(2)  	The information contained in the Report fairly represents,
        in all material aspects, the financial condition and result of operations on the Company.



/s/ Patricia E. Jones
---------------------------------------
Patricia E. Jones, Secretary/Treasurer




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